Exhibit 99.1


                        SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  Form 11-K


       Annual Report Pursuant to Section 15(d) of the Securities
                            Exchange Act of 1934
               For the fiscal year ended December 31, 1996



                     Commission file number 33-14058


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

    Michael Baker Corporation Employee Stock Ownership Plan


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

    Michael Baker Corporation
    Airport Office Park, Building 3
    420 Rouser Road
    Coraopolis, PA 15108

Michael Baker Corporation
Employee Stock Ownership Plan
Financial Statements and Additional Information
December 31, 1996 and 1995

Michael Baker Corporation
Employee Stock Ownership Plan
Financial Statements
December 31, 1996 and 1995
Index
--------------------------------------------------------


Report of Independent Accountants

Financial Statements:

   Statements of Financial Condition -
     December 31, 1996 and 1995

   Statements of Income and Changes in Participants'
     Equity With Fund Information - For the Periods
     Ended December 31, 1996 and 1995

Notes to Financial Statements

Additional Information:*

     Schedule of Assets Held for Investment Purposes -
       December 31, 1996














* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                     Report of Independent Accountants


March 15, 1997

To the Participants and Administrator
of the Michael Baker Employee Stock
Ownership Plan

In our opinion, the accompanying statements of financial condition and the related statements of income and changes in participants' equity present fairly, in all material respects, the financial position of the Michael Baker Employee Stock Ownership Plan (the ESOP) at December 31, 1996 and 1995, and the results of operations and the changes in participants' equity for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the ESOP's Administrator; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of income and changes in participants' equity is presented for purposes of additional analysis rather than to present the changes in participants' equity of each fund. The supplemental schedule and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The plan has not presented the schedule of reportable transactions (transactions in excess of 5 percent of the current value of plan assets at the beginning of the year). Disclosure of this information is required by the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition
December 31, 1996 and 1995

                                                  December 31,
                                                 1996        1995
          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common Stock                            $16,661,483  $11,055,430
     Series B Common Stock                     7,813,775    6,129,240
     Temporary investments                       121,082      276,391
  Investments in trust funds managed by
    Putnam Investments, Inc.:
     Putnam Growth and Income Fund            11,791,338          --
     George Putnam Fund of Boston              8,974,703          --
     Putnam New Opportunities Fund             3,338,982          --
     Putnam Money Market Fund                  3,284,128          --
     Putnam Voyager Fund                       2,069,616          --
     Putnam Income Fund                          746,635          --
     Putnam International Growth Fund            614,208          --
   Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market Fund          --     3,477,286
     Premier Balanced Fund                           --     8,770,757
     Dreyfus Disciplined Stock Fund                  --    10,778,934
     Dreyfus Bond Market Index Fund                  --       454,565
   Participants' loan fund (market value
       approximates costs)                        44,782       48,440
                                             -----------  -----------
         Total investments                    55,460,732   40,991,043

Receivables:
  Contributions receivable from Michael Baker
    Corporation                                  300,099      233,654
  Accrued interest and securities sold               274          --
                                             -----------   ----------
         Total Receivables                       300,373      233,654
Cash and cash equivalents                          2,046          --
                                             -----------   ----------
         Total Plan assets                    55,763,151   41,224,697
                                             ===========   ==========
         Liabilities
Accrued liabilities                              119,947         --
                                             -----------   ----------
         Total Plan liabilities                  119,947         --
                                             -----------   ----------

         Participants' equity                $55,643,204  $41,224,697
                                             ===========  ===========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                             Michael        Dreyfus/
                                              Baker       Laurel Prime
                                          Common Stock    Money Market
                                              Fund            Fund
Contributions:
  Participants'                          $  629,166       $   119,472
  Employer's                              3,392,910               --
Dividends/interest income                       276            41,979
Net appreciation in market
 value of investments                     4,610,960               --
Interfund transfers - net                  (537,070)          102,309
                                         -----------      ------------
  Total additions                         8,096,242           263,760


Distributions to participants             1,011,910           213,895
Fees                                            235              --
                                         -----------      ------------

   Total deductions                       1,012,145           213,895
                                         -----------      ------------

Net increase (decrease) in participants'
  equity during the period                7,084,097            49,865
Transfer from Mellon to Putnam (Note 1)         --         (3,527,151)
Participants' equity at beginning
  of period                              17,694,715         3,477,286
                                        ------------      ------------

Participants' equity at end of period   $24,778,812       $      --
                                        ============      ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                                            Dreyfus
                                           Premier        Disciplined
                                           Balanced         Stock
                                             Fund            Fund
Contributions:
  Participants'                         $   335,999       $   486,900
  Employer's                                   --                --
Dividends/interest income                   434,097           443,089
Net appreciation in market
 value of investments                          --                --
Interfund transfers - net                  (239,141)          180,106
                                        ------------    --------------
  Total additions                           530,955         1,110,095


Distributions to participants               290,512           322,437
Fees                                            --               --
                                        ------------    --------------

   Total deductions                         290,512           322,437
                                        ------------    --------------

Net increase (decrease) in participants'
  equity during the period                  240,443           787,658
Transfer from Mellon to Putnam (Note 1)  (9,011,200)      (11,566,592)
Participants' equity at beginning
  of period                               8,770,757        10,778,934
                                        ------------     -------------

Participants' equity at end of period   $       --       $        --
                                        ============     =============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                             Dreyfus        Putnam
                                              Bond         Growth &
                                          Market Index      Income
                                             Fund            Fund
Contributions:
  Participants'                          $   58,271       $   827,363
  Employer's                                    --                --
Dividends/interest income                   (12,582)          945,122
Net appreciation in market
 value of investments                           --            499,701
Interfund transfers - net                    70,050        (1,595,842)
                                        -------------    -------------
  Total additions                           115,739           676,344


Distributions to participants                12,848           451,512
Fees                                            --                 86
                                        -------------    -------------

   Total deductions                          12,848           451,598
                                        -------------    -------------

Net increase (decrease) in participants'
  equity during the period                  102,891           224,746
Transfer from Mellon to Putnam (Note 1)    (557,456)       11,566,592
Participants' equity at beginning
  of period                                 454,565               --
                                        -------------     ------------

Participants' equity at end of period   $       --        $11,791,338
                                        =============     ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                             George          Putnam
                                             Putnam            New
                                             Fund of       Opportunities
                                             Boston            Fund
Contributions:
  Participants'                          $  416,460       $ 1,386,648
  Employer's                                    --                --
Dividends/interest income                   744,618            25,595
Net appreciation in market
 value of investments                       242,783          (103,031)
Interfund transfers - net                (1,037,678)        2,125,032
                                        -------------    -------------
  Total additions                           366,183         3,434,244


Distributions to participants               402,629            95,196
Fees                                             51                66
                                        -------------    -------------

   Total deductions                         402,680            95,262
                                        -------------    -------------

Net increase (decrease) in participants'
  equity during the period                  (36,497)        3,338,982
Transfer from Mellon to Putnam (Note 1)   9,011,200              --
Participants' equity at beginning
  of period                                     --               --
                                        -------------    -------------

Participants' equity at end of period   $ 8,974,703      $  3,338,982
                                        =============    =============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                             Putnam
                                             Money           Putnam
                                             Market          Voyager
                                             Fund             Fund
Contributions:
  Participants'                         $  333,200       $   965,526
  Employer's                                   --                --
Dividends/interest income                  133,673           128,401
Net appreciation in market
 value of investments                           --           (99,125)
Interfund transfers - net                 (448,463)        1,085,514
                                        -----------      ------------
  Total additions                           18,410         2,080,316


Distributions to participants              261,298            10,677
Fees                                           135                23
                                        -----------      ------------

   Total deductions                        261,433            10,700
                                        -----------      ------------

Net increase (decrease) in participants'
  equity during the period                (243,023)        2,069,616
Transfer from Mellon to Putnam (Note 1)  3,527,151               --
Participants' equity at beginning
  of period                                    --                --
                                        -----------      ------------

Participants' equity at end of period   $3,284,128        $2,069,616
                                        ===========      ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------

                                                             Putnam
                                             Putnam       International
                                             Income          Growth
                                              Fund            Fund
Contributions:
  Participants'                         $   169,146       $  260,009
  Employer's                                    --               --
Dividends/interest income                    33,956            8,064
Net appreciation in market
 value of investments                        10,783           32,430
Interfund transfers - net                   (14,086)         316,803
                                        ------------    -------------
  Total additions                           199,799          617,306


Distributions to participants                10,618            3,091
Fees                                              2                7
                                        ------------    -------------

   Total deductions                          10,620            3,098
                                        ------------    -------------

Net increase (decrease) in participants'
  equity during the period                  189,179          614,208
Transfer from Mellon to Putnam (Note 1)     557,456              --
Participants' equity at beginning
  of period                                     --               --
                                        ------------     ------------

Participants' equity at end of period   $   746,635      $   614,208
                                        ============     ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1996
-----------------------------------------------------------------------------

                                          Changes in Participants' Equity
                                           Period Ended December 31, 1996
                                          -------------------------------


                                          Participant
                                            Notes
                                          Receivable        Combined
Contributions:
  Participants'                          $      --       $ 5,988,160
  Employer's                                    --         3,392,910
Dividends/interest income                     3,876        2,930,164
Net appreciation in market
 value of investments                           --         5,194,501
Interfund transfers - net                    (7,534)             --
                                        ------------     ------------
  Total additions                            (3,658)      17,505,735


Distributions to participants                   --         3,086,623
Fees                                            --               605
                                        ------------     ------------

   Total deductions                             --         3,087,228
                                        ------------     ------------

Net increase (decrease) in participants'
  equity during the period                   (3,658)      14,418,507
Transfer from Mellon to Putnam (Note 1)         --               --
Participants' equity at beginning
  of period                                  48,440       41,224,697
                                        ------------     ------------

Participants' equity at end of period   $    44,782      $55,643,204
                                        ============     ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1995
-----------------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                            Dreyfus/
                                          Laurel Prime     Premier
                                          Money Market     Balanced
                                             Fund            Fund
Contributions:
  Participants'                           $  546,251       $1,167,216
  Employer's                                     --               --
Investment income                            199,749          342,998
Net appreciation in market
 value of investments                            --         1,649,624
Interfund transfers - net                    (27,937)        (131,436)
                                          -----------     ------------
  Total additions                            718,063        3,028,402


Distributions to participants               (499,835)        (705,672)
                                          -----------      -----------

   Total deductions                         (499,835)        (705,672)
                                          -----------      -----------

Net increase in participants'
  equity during the period                   218,228        2,322,730

Participants' equity at beginning
  of period                                3,259,058        6,448,027
                                          -----------      -----------

Participants' equity at end of period     $3,477,286       $8,770,757
                                          ===========      ===========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1995
------------------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                           Dreyfus         Dreyfus
                                          Disciplined      Bond Market
                                            Stock          Index
                                             Fund           Fund
Contributions:
  Participants'                           $ 1,598,206      $ 181,499
  Employer's                                   -               -
Investment income                             353,018         18,956
Net appreciation in market
  value of investments                      2,589,252         30,232
Interfund transfers - net                     123,123         50,592
                                          ------------    -----------
  Total additions                           4,663,599        281,279

Distributions to participants                (769,598)       (33,694)
                                          ------------    -----------

   Total deductions                          (769,598)       (33,694)
                                          ------------    -----------

Net increase in participants'
  equity during the period                  3,894,001        247,585

Participants' equity at beginning
  of period                                 6,884,933        206,980
                                          ------------    -----------

Participants' equity at end of period     $10,778,934      $ 454,565
                                          ============     ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended December 31, 1995
-----------------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                          Michael
                                           Baker      Participant
                                        Common Stock     Loan
                                           Fund          Fund       Total
Contributions:
  Participants'                         $1,088,589     $   -     $4,581,761
  Employer's                             2,918,272         -      2,918,272
Investment income                           23,442         -        938,163
Unrealized appreciation in market
 value of investments                    3,244,162         -      7,513,270
Interfund transfers - net                  (40,177)     25,835         -
                                       ------------   --------- ------------
  Total additions                        7,234,288      25,835   15,951,466

Distributions to participants             (856,568)        -     (2,865,367)
                                       ------------   ---------  -----------

   Total deductions                       (856,568)        -     (2,865,367)
                                       ------------   ---------  -----------

Net increase in participants'
  equity during the period               6,377,720      25,835   13,086,099

Participants' equity at beginning
  of period                             11,316,995      22,605   28,138,598
                                       ------------    --------  -----------

Participants' equity at end of period  $17,694,715    $ 48,440  $41,224,697
                                       ============   ========  ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1996 and 1995
Notes to Financial Statements
-----------------------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

GENERAL
The following description of the Michael Baker Employee Stock Ownership Plan (the ESOP, or the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The ESOP is an individual account stock bonus plan under which a participant's distributions are based on the amount contributed to that participant's account, including any transferred amounts from the prior retirement plan and any gains or losses and income and expense that may be allocated to the participant's account. The Plan is subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).


COMMON STOCK
The primary purpose of the ESOP is to enable participating employees to acquire an equity interest in Michael Baker Corporation (the Company). Consistent with this purpose, contributions to the ESOP can be invested in the Company's common stock (Common Stock and Series B Common Stock). At times, however, common stock may not be available at a price acceptable to the ESOP Committee (see Note 3), or it may be appropriate to retain some of the ESOP's funds in a more liquid form so that the funds may be available for the payment of benefits. In such cases, a portion of the ESOP's assets may be invested in short-term investment funds, such as short-term corporate obligations or short-term obligations of the U.S. government.

The ESOP's investment in the Company's common stock comprises 2,613,566(cost of $14,016,656) and 2,211,086 (cost of $11,966,196) shares of Common Stock and
1,225,689(cost of $7,448,445) and 1,225,848 (cost of $7,440,333) shares of
Series B Common Stock at December 31, 1996 and 1995, respectively.

CONTRIBUTIONS
Participants contribute to the ESOP through a Section 401(k) Employee Salary Redirection Election, whereby the participants may choose to have a percentage of their salaries (including commissions, effective July 1, 1993) withheld and contributed to the ESOP. The maximum amount of a participant's salary which may be eligible for withholding for any Plan year can not exceed $150,000. Additionally, the percentage may not exceed 15 percent of the participant's salary. The ESOP also allows participants to roll over funds from a previous employer's tax-qualified plan.

INVESTMENT OPTIONS
Each participant may direct Putnam Investments, Inc. (the Trustee) to invest certain portions of his or her account in investment funds managed by the Trustee.

Effective April 1, 1996, the Plan agreement was amended as a result of a change in trustees from Mellon Bank N.A. (Mellon) to Putnam. Approximately $44,420,000 in Plan assets (including the Michael Baker Common Stock Fund) was transferred from Mellon to Putnam, which replaced Mellon as investment

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1996 and 1995
Notes to Financial Statements
-----------------------------------------------------------------------------

manager. As a result of this change, investment funds available to participants are the Michael Baker Common Stock Fund (invested exclusively in common stock of the Company), the Putnam New Opportunities Fund (invested in long-term growth stocks within emerging industries), Putnam International Growth Fund (invested in diversified corporate stocks outside of North America), Putnam Voyager Fund (invested in diversified corporate stocks), Putnam Fund for Growth and Income (invested in long-term growth stocks), George Putnam Fund of Boston (invested in diversified capital growth and current income stocks and bonds), Putnam Income Fund (invested in corporate bonds) and the Putnam Money Market Fund (invested in short-term money market securities).

Prior to April 1, 1996, the investment fund options available to employees included the Michael Baker Common Stock Fund (invested exclusively in common stock of the Company), managed by Mellon; the Dreyfus/Laurel Prime Money Market Fund (invested in short-term, income producing securities); the Premier Balanced Fund (invested in common stocks and bonds in proportions consistent with their expected returns and risks as determined by the portfolio's adviser); the Dreyfus Disciplined Stock Fund (invested in diversified corporate stocks); and the Dreyfus Bond Market Index Fund (investing in U.S. government and Securities and Exchange Commission (SEC)-registered obligations of domestic corporations, foreign governments and supranational organizations). During this time, Mellon served as the Adviser, Custodian, Fund Accountant and Transfer Agent for the aforementioned investment funds.

Contributions by participants cannot be further directed within The Michael Baker Common Stock Fund.

COMPANY MATCHING CONTRIBUTIONS AND VESTING OF BENEFITS
Under the provisions of the Plan, the Company will make a matching contribution to the participants' accounts in an amount not less than 50 percent of the first 5 percent of the salary contributed by each participant. Salary amounts over the 5 percent limit will not be matched by the Company. All matching contributions can be invested only in the Company's Common Stock or Series B Common Stock. During 1996 and 1995, the Company matched participants' contributions on a dollar-for-dollar basis for the first 5 percent of participants' salaries contributed to the Plan.

The Board of Directors of the Company is authorized to make additional discretionary contributions to the ESOP from time to time. However, no discretionary contributions were made in 1996 or 1995.

All amounts in the participants' ESOP accounts that are attributable to the transfer of funds from a terminated prior retirement plan, the rollover from a previous employer's tax-qualified plan, participant contributions under Salary Redirection Election and PAYSOP contributions are 100 percent vested and nonforfeitable at all times.

All Company matching contributions to the participants' Salary Redirection Election and discretionary contributions on behalf of the participants will become 100 percent vested upon attainment of 3 years of service with the Company or, if earlier, upon attainment of normal retirement date, disability

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1996 and 1995
Notes to Financial Statements
-----------------------------------------------------------------------------

or death. If a participant leaves employment with the Company before attaining a vested interest in his or her Company matching contribution, the contributions are forfeited and reduce future Company matching contributions.

DISTRIBUTIONS
The Plan provides for distribution of benefits upon retirement, total and permanent disability, death, or termination of employment for any other reason. The amount of distribution the participant or his or her beneficiary is entitled to, based on the vesting requirements, is discussed above. A participant may retire at age 65, or at age 55 if he or she has completed at least 3 years of service. All distributions will be made in the form of a single lump-sum distribution or in substantially equal installments over a period not exceeding the life expectancy of the participant, or the joint life expectancy of the participant and beneficiary, as the participant or his or her beneficiary may elect. Distributions may be made in cash or shares of common stock, at the discretion of the ESOP Committee.

PARTICIPANT LOANS
A participant may borrow money from the portion of his or her account attributable to his or her own 401(k) plan contributions. Participant loans may be obtained in the sole event of immediate and heavy financial need, where the participant lacks other available resources. Loan amounts are limited to the lower of $50,000 or 50 percent of the employee's deferred amount. All loans will be drawn against the participant's account among the respective investment options as directed, and are secured by the assets within the participant's accounts. Interest rates on outstanding notes receivable range from 9.75 percent to 12.85 percent.

PLAN TERMINATION
Although it has not expressed an intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in the Employee Retirement Income Security Act of 1974 (ERISA).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING
The Trustee performs the recordkeeping function for the ESOP and the records are maintained on a cash basis. The financial statements included herein include all material adjustments to place the financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

The investment in common stock of the Company is stated at publicly-traded closing market values as of December 31, 1996 and 1995. As of December 31, 1996 and 1995, the ESOP owns approximately 46 percent and 41 percent, respectively, of the outstanding shares of the Company's common stock; therefore, such valuation might be subject to significant fluctuation in the event of a substantial liquidation of such holdings by the ESOP.

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1996 and 1995
Notes to Financial Statements
-----------------------------------------------------------------------------

INVESTMENTS
The difference between the cost and current market value of investment purchases since the beginning of the period and the increase or decrease in such stated market value of investments held at the beginning of the period reported is included in the increase (decrease) in net appreciation (depreciation) in market value of investments in the statements of changes in Plan equity. A significant portion of the investments of the ESOP is publicly-traded shares of the Company's Common Stock or are readily convertible shares of Series B Common Stock and, therefore, have a published market price. The accompanying financial statements should be read in conjunction with the consolidated financial statements appearing within
Exhibit 13.1, which has been incorporated by reference into various items of Michael Baker Corporation's Annual Report on Form 10-K.

DISTRIBUTIONS
Distributions to participants are recorded when paid.

3.  PLAN ADMINISTRATOR AND TRUSTEE
The ESOP is administered by a committee consisting of nine employees who are ESOP participants and the Chief Executive Officer and the Chief Financial Officer of the Company, who serve as nonvoting members. The Committee is responsible for the general day-to-day administration of the ESOP, such as determining eligibility, participant allocation procedures and distribution of benefits.

Under the trust agreement, the Trustee will invest the contributions to the ESOP and make distributions of ESOP assets as directed by the ESOP Committee.

The Company provides certain administrative and accounting services to the ESOP at no cost. In addition, the Company pays the cost of services provided to the ESOP by the ESOP's Trustee, legal counsel and independent accountants.

4.  QUALIFICATION OF THE PLAN
By a determination letter from the IRS dated December 30, 1994, the Company was notified that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements. This determination letter is applicable for amendments adopted through October 27, 1993. The Plan has been amended since receiving the determination letter; however, the Plan Administrator and the Plan's counsel believe that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Therefore, they believe the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994
Notes to Financial Statements
-----------------------------------------------------------------------------

5.  DISTRIBUTIONS TO PARTICIPANTS
At December 31, 1996 and 1995, the Plan had distributions to employees that had been authorized but not paid of $103,234 and $314,453, respectively. The following table is a reconciliation of participants' equity at December 31, 1996 and 1995 per the financial statements to the Plan's Form 5500, respectively:

                                                December 31,
                                               1996        1995
     Participants' equity per the
     financial statements                  $55,643,205   $41,224,697
                                           ------------  ------------
     Amounts allocated to withdrawing
      participants:
       Michael Baker Common Stock Fund         (94,277)     (110,060)
       Putnam Money Market Fund                 (8,063)          --
       Putnam New Opportunities Fund              (894)          --
       Dreyfus/Laurel Prime Money Market Fund      --       (115,740)
       Dreyfus Premier Balanced Fund               --        (52,745)
       Dreyfus Disciplined Stock Fund              --        (31,039)
       Dreyfus Bond Market Index Fund              --         (4,869)
                                            -----------  ------------
                                              (103,234)     (314,453)
                                            -----------  ------------

     Participants' equity per Form 5500    $55,539,971   $40,910,244
                                           ============  ============

The following is a reconciliation of distributions to employees per the financial statements to the Plan's Form 5500 for the period ended December 31, 1996:

                                           December 31,
                                               1996
     Distributions to employees per the
      financial statements                    $3,086,623
       Add: Distributions to employees
        authorized but not paid as of
        December 31, 1996                        103,234
       Less: Distributions to employees
        authorized but not paid as of
        December 31, 1995                       (314,453)
                                              -----------
     Distributions to employees per
      Form 5500                               $2,875,404
                                              ===========

Michael Baker Corporation
Employee Stock Ownership Plan
Schedule of Assets Held for Investment Purposes - Form 5500, Item 27a December 31, 1996
Additional Information - Schedule I
---------------------------------------------------------------------

                                               Cost of      Current
  Shares          Description                   asset        value
                 *Michael Baker Corporation
 2,613,566        Common Stock                 $14,016,656  $16,661,483

                 *Michael Baker Corporation
 1,225,689        Common Stock - Series B        7,448,445    7,813,775

   121,082       *Putnam Temporary Investments     121,082      121,082

   547,238       *George Putnam Fund of Boston   8,764,343    8,974,703

   654,347       *Putnam Growth & Income Fund   11,345,809   11,791,338

   106,510       *Putnam Income Fund               735,342      746,635

   128,388       *Putnam Voyager Fund            2,170,262    2,069,616

    82,180       *Putnam New Opportunities Fund  3,438,892    3,338,982

    40,865       *Putnam International Growth Fund 581,895      614,208

 3,284,128       *Putnam Money Market Fund       3,284,128    3,284,128

     N/A         *Participant notes receivable:
                   9.75% to 12.85%, due April 18,
                   1998 to August 28, 2000          44,782       44,782
                                                ----------  -----------
                                               $51,951,636  $55,460,732
                                               ===========  ===========



*Party-in-interest

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Chairman of the Plan Administrative Committee appointed by the Board of Directors of Michael Baker Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                             MICHAEL BAKER CORPORATION
                             EMPLOYEE STOCK OWNERSHIP PLAN


Date: March 28, 1997         By:/s/ Michael J. Hegarty
                                --------------------------
                                    Michael J. Hegarty
                                    Chairman of the Plan
                                    Administrative Committee

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 11-K of our report dated
March 15, 1997, appearing on page 1 of the Annual Report of the Michael Baker Corporation Employee Stock Ownership Plan as an exhibit to the registrant's Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report in this Form 11-K into the registrant's Registration Statement on Form S-8 (no. 33-14058).


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 28, 1997